Exhibit 5.4

June 12, 2024

Our Ref.: 2022-00882

J90229/M02-1

7/F-1, No. 633, Sec. 2, Taiwan Blvd.

Xitun District, Taichung City 407

Taiwan, Republic of China

Re: J-Star Holding Co., Ltd. – Issuance of Ordinary Shares

Ladies and Gentlemen:

We act as special counsel as to the Republic of China (the “ROC”) laws for J-Star Holding Co., Ltd. (the “Company”), a company with limited liability incorporated under the laws of the Cayman Islands, in connection with the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), and the contemplated issuance of a certain number of the Company’s ordinary shares, par value $0.50 per share (the “Common Shares”). The Common Shares are being registered pursuant to a registration statement on Form F-1 under the Securities Act (the “Registration Statement”).

In rendering the opinions set forth herein, we have examined the relevant laws and regulations of the ROC. We have also reviewed the originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and YMA CORPORATION (源川國際股份有限公司, the “Taiwan Subsidiary”) as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement filed by the Company under the Securities Act with the United States Securities and Exchange Commission in 2024.

In such examination, we have assumed, without independent verification:

(a)	All signatures and seals on all the documents submitted to us are genuine; all documents submitted to us as originals are true and authentic and all documents submitted to us as copies conform to their originals;

(b)	All the documents submitted to us are duly and validly authorized and executed and are in full force and effect as of the date hereof and have not been otherwise amended, altered, modified, rescinded, or revoked, and there is no circumstance or situation which would make all the documents illegal, void and null, or unenforceable;

(c)	Where any document has been provided to us in undated form, it has been/will be duly executed, dated and unconditionally delivered by all parties thereto in materially the same form as that provided to us;

(d)	There is no other law of a jurisdiction, other than the ROC, which would have any implication in relation to our opinion; and

(e)	All the documents/information requested by us for the purpose of our due diligence review have/has been provided by the Company and/or the Taiwan Subsidiary to us and we further assume that no material documents/information whenever requested during the due diligence process have/has been withheld or otherwise not provided to us for any reason.

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As to facts material to the opinions, we have made due inquiries with and relied on the statements of responsible officers and other representatives of the Company and the Taiwan Subsidiary, public officials or others, without independent verification.

Based upon the foregoing, we are of the opinion that:

(1)	The Taiwan Subsidiary has been duly incorporated and is validly existing as a company limited by shares under the laws of the ROC.

(2)	Subject to the conditions and qualifications described in the Registration Statement, the section of the prospectus included in the Registration Statement entitled “Taxation - Taiwan Taxation”, insofar as it relates to the ROC tax regulations currently applicable to the non-ROC holders of the Common Shares described therein, represents the material ROC tax consequences of the ownership and disposition of the Common Shares.

The foregoing opinions are subject to the following qualification:

The opinions set forth herein are given with respect to the laws and regulations of the ROC and the prevailing interpretation thereof as of the date hereof and do not purport to speculate as to future laws or regulations or as to future interpretations of current laws and regulations and we undertake no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason. No opinion is expressed as to the laws of any other jurisdiction.

We hereby consent to the use of this letter in, and the filing hereof as an Exhibit to, the Registration Statement, and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

Sincerely yours,

LEE AND LI

/s/ Benjamin Y. Li

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